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                      (PRICEWATERHOUSECOOPERS LETTERHEAD)

                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38236, 333-38250, 333-38258, 333-47326,
333-87092) and Form S-3 (No. 333-70336) of Krispy Kreme Doughnuts, Inc. of our report dated March 8, 2002, except Note 21 for which the date is March 27, 2002 relating to the financial statements, which appears in the Annual Report to shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 8, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Greensboro, North Carolina
May 2, 2002